California BanCorp VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Local Time, on July 16, 2024.

Online
Go to **www.envisionreports.com/CALB** or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/CALB

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2024 Special Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR Proposals 1 and 2.

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	For	Against	Abstain
1. **Approval of Merger and Merger Agreement.** To approve the principal terms of the Agreement and Plan of Merger and Reorganization dated as of January 30, 2024 (the "merger agreement"), by and between California BanCorp and Southern California Bancorp, and the transactions contemplated by the merger agreement, including the merger of California BanCorp with and into Southern California Bancorp, with Southern California Bancorp surviving (the "merger"), followed immediately thereafter by the merger of California BanCorp's wholly owned subsidiary, California Bank of Commerce, with and into Southern California Bancorp's wholly owned subsidiary, Bank of Southern California, N.A., with Bank of Southern California, N.A. surviving.	☐	☐	☐
2. **Adjournment.** To approve the adjournment or postponement of the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger and merger agreement.	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/CALB

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — California BanCorp

Notice of 2024 Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — July 17, 2024 at 8:30 a.m., local time
California BanCorp's headquarters
1300 Clay Street, Suite 500, Oakland, CA 94612

The undersigned shareholder of California BanCorp ("CALB") hereby nominates, constitutes and appoints Steven E. Shelton and Thomas A. Sa, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of California BanCorp held of record by the undersigned as of May 31, 2024, the record date with respect to this solicitation, at the Special Meeting of Shareholders of CALB be held at 1300 Clay Street, Suite 500, Oakland, CA 94612 on July 17, 2024 at 8:30 a.m. and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if present, as stated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER OR, IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE "FOR" THE APPROVAL OF MERGER AND MERGER AGREEMENT (PROPOSAL 1), and "FOR" THE APPROVAL OF THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE (PROPOSAL 2).

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING OR ANY ADJOURNMENTS, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.